                                                                    Exhibit 99.4

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Hell's Kitchen Systems, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Hell's Kitchen
Systems, Inc. at December 31, 1998, March 9, 1999 and September 30, 1999, and the results of its operations and its cash flows for the year ended
December 31, 1998, the period from January 1, 1999 to March 9, 1999, and the period from March 10, 1999 to September 30, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Raleigh, North Carolina
December 16, 1999

                          HELL'S KITCHEN SYSTEMS, INC.

                                 BALANCE SHEETS

                                                  DECEMBER 31,     MARCH 9,  | SEPTEMBER 30,
                                                     1998            1999    |    1999
                                                    ---------      --------- |    ---------
                                                                             |
                     ASSETS                                                  |
Current assets:                                                              |
  Cash..........................................    $  27,238      $   9,940 |    $  62,988
  Prepaid expenses and other current assets.....        7,882             -- |        8,585
                                                    ---------      --------- |    ---------
      Total current assets......................       35,120          9,940 |       71,573
                                                                             |
Property and equipment, net.....................       34,769         34,247 |       28,150
Goodwill, net...................................           --             -- |      575,721
                                                    ---------      --------- |    ---------
      Total assets..............................    $  69,889      $  44,187 |    $ 675,444
                                                    =========      ========= |    =========
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                              |
Current Liabilities:                                                         |
  Accounts payable..............................    $   3,000      $   6,153 |    $ 108,322
  Accrued expenses..............................       11,304         41,874 |       48,131
  Deferred revenue..............................          390          1,690 |       10,977
  Current portion of capital lease                                           |
    obligations.................................          706            676 |        1,267
                                                    ---------      --------- |    ---------
      Total current liabilities.................       15,400         50,393 |      168,697
                                                                             |
Capital lease obligations.......................        3,786          5,419 |        5,878
                                                                             |
Stockholders' equity (deficit):                                              |
  Common stock, no par value, 2,000,000 shares                               |
    authorized; no shares issued or outstanding                              |
    at December 31, 1998 and March 9, 1999; and                              |
    1,344,932 shares issued and outstanding at                               |
    September 30, 1999..........................      483,695        491,195 |      962,233
  Stockholder receivables.......................           --             -- |       (2,757)
  Accumulated deficit...........................     (432,992)      (502,820)|     (458,607)
                                                    ---------      --------- |    ---------
      Total stockholders' equity (deficit)......       50,703        (11,625)|      500,869
                                                    ---------      --------- |    ---------
      Total liabilities and stockholders' equity                             |
        (deficit)...............................    $  69,889      $  44,187 |    $ 675,444
                                                    =========      ========= |    =========

   The accompanying notes are an integral part of these financial statements.

                          HELL'S KITCHEN SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                                                        PERIOD FROM     |    PERIOD FROM
                                                        JANUARY 1, 1999 |   MARCH 10, 1999
                                    YEAR ENDED               TO         |         TO
                                  DECEMBER 31, 1998     MARCH 9, 1999   |   SEPTEMBER 30, 1999
                                       ---------            --------    |        ---------
                                                                        |
Revenue:                                                                |
  Software and related                                                  |
    products....................       $  33,694            $ 11,714    |        $  84,578
  Services and other............           2,443               5,858    |            4,669
                                       ---------            --------    |        ---------
      Total revenue.............          36,137              17,572    |           89,247
                                       ---------            --------    |        ---------
Cost of revenue:                                                        |
  Software and related                                                  |
    products....................          23,364               8,872    |           25,354
  Services and other............          21,238               5,258    |           15,025
                                       ---------            --------    |        ---------
      Total cost of revenue.....          44,602              14,130    |           40,379
                                       ---------            --------    |        ---------
Gross margin (loss).............          (8,465)              3,442    |           48,868
                                       ---------            --------    |        ---------
Operating expense:                                                      |
  Sales and marketing...........          28,048                  --    |           23,362
  Research and development......         114,155              29,703    |           87,826
  General and administrative....         143,992              43,462    |          395,755
                                       ---------            --------    |        ---------
      Total operating                                                   |
        expenses................         286,195              73,165    |          506,943
                                       ---------            --------    |        ---------
Loss from operations............        (294,660)            (69,723)   |         (458,075)
  Interest expense..............              --                (105)   |             (532)
                                       ---------            --------    |        ---------
Net loss........................       $(294,660)           $(69,828)   |        $(458,607)
                                       =========            ========    |        =========

   The accompanying notes are an integral part of these financial statements.

                          HELL'S KITCHEN SYSTEMS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                             TOTAL
                                      COMMON STOCK                                       STOCKHOLDERS
                                  ---------------------    ACCUMULATED    STOCKHOLDER       EQUITY
                                   SHARES      AMOUNT        DEFICIT      RECEIVABLES      (DEFICIT)
                                  ---------   ---------   -------------   ------------   -------------
Balance at December 31, 1997....         --   $164,782      $(138,332)       $   --        $  26,450
Proceeds from capital
  contributions.................         --    318,913             --            --          318,913
Net loss........................         --         --       (294,660)           --         (294,660)
                                  ---------   --------      ---------        ------        ---------
Balance at December 31, 1998....         --    483,695       (432,992)           --           50,703
Stock issued in lieu of
  compensation..................         --      7,500             --            --            7,500
Net loss........................         --         --        (69,828)           --          (69,828)
                                  ---------   --------      ---------        ------        ---------
Balance at March 9, 1999........         --   $491,195      $(502,820)       $   --        $ (11,625)
                                  =========   ========      =========        ======        =========
------------------------------------------------------------------------------------------------------
Balance at March 10, 1999.......         --   $     --      $      --        $   --        $      --
Stock issued in formation of
  Heureka.......................    407,803     13,207             --            --           13,207
Issuance of common stock to
  acquire Hell's Kitchen
  Systems, Inc. on March 10,
  1999..........................    690,950    690,950             --            --          690,950
Proceeds from issuance of common
  stock.........................    243,345    255,319             --            --          255,319
Issuance of common stock in
  exchange for stockholder
  receivable....................      2,834      2,757             --        (2,757)              --
Net loss........................         --         --       (458,607)           --         (458,607)
                                  ---------   --------      ---------        ------        ---------
Balance at September 30, 1999...  1,344,932   $962,233      $(458,607)       $(2,757)      $ 500,869
                                  =========   ========      =========        ======        =========

                          HELL'S KITCHEN SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                           PERIOD FROM     |    PERIOD FROM
                                          YEAR ENDED       JANUARY 1, 1999 |   MARCH 10, 1999
                                          DECEMBER 31,     TO MARCH 9,     |   TO SEPTEMBER 30,
                                             1998              1999        |       1999
                                            ---------          --------    |       ---------
                                                                           |
Cash flows from operating activities:                                      |
Net loss................................    $(294,660)         $(69,828)   |       $(458,607)
Adjustments to reconcile net loss to net                                   |
  cash used in operating activities:                                       |
  Depreciation and amortization.........       14,708             2,333    |         135,521
  Noncash compensation expense..........           --             7,500    |          13,207
Changes in operating assets and                                            |
  liabilities:                                                             |
  Prepaid expenses......................       (1,527)            7,882    |          (8,585)
  Accounts payable......................        3,000             3,153    |         102,169
  Accrued expenses......................         (591)           30,570    |           6,257
  Deferred revenue......................          390             1,300    |           9,287
                                            ---------          --------    |       ---------
    Net cash used in operating                                             |
      activities........................     (278,680)          (17,090)   |        (200,751)
                                            ---------          --------    |       ---------
Cash flows used in investing activities:                                   |
  Purchase of equipment.................      (19,873)               --    |            (982)
                                            ---------          --------    |       ---------
Cash flows from financing activities:                                      |
  Capital contributions/proceeds from                                      |
    issuance of common stock............      318,913                --    |         255,319
Payments on capital lease obligations...           --              (208)   |            (538)
                                            ---------          --------    |       ---------
                                                                           |
    Net cash provided by (used in)                                         |
      financing activities..............      318,913              (208)   |         254,781
                                            ---------          --------    |       ---------
Net increase (decrease) in cash.........       20,360           (17,298)   |          53,048
Cash beginning of the period............        6,878            27,238    |           9,940
                                            ---------          --------    |       ---------
Cash end of period......................    $  27,238          $  9,940    |       $  62,988
                                            =========          ========    |       =========

   The accompanying notes are an integral part of these financial statements.

                          HELL'S KITCHEN SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

BUSINESS ACTIVITY

    Hell's Kitchen Systems, Inc. ("HKS" or the "Company") develops and markets Internet credit card verification software ("CCVS") that enables users to process credit card transactions directly with the credit card clearinghouses. HKS was incorporated on September 20, 1994 in New Jersey.

BASIS OF PRESENTATION

    Prior to March 10, 1999 HKS was a New Jersey corporation. Effective
March 10, 1999 HKS was acquired by Heureka Management Corporation ("Heureka"), which was a Pennsylvania corporation, which was established with the sole purpose of acquiring HKS. Immediately following the acquisition, Heureka changed its name to Hell's Kitchen Systems, Inc.

    The financial statements of HKS for the year ended December 31, 1998 and the period from January 1, 1999 to March 9, 1999 represent the results of operations and financial position of HKS based on the carrying values of its assets and liabilities prior to the acquisition by Heureka. The financial statements of HKS for the period subsequent to the acquisition by Heureka (March 10, 1999 to September 30, 1999) reflect the impact on HKS's financial position and results of operations of the purchase accounting adjustments discussed in Note 9.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment is primarily equipment and computer software which are recorded at cost and depreciated over their estimated useful lives using the double declining balance method. Expenditures for maintenance and repairs are charged to operations as incurred; major expenditures for renewals and betterments are capitalized and depreciated. Property and equipment acquired under capital leases are being depreciated over their estimated useful lives or the respective lease term, if shorter. The rest of HKS's property and equipment is depreciated over a period of three years.

IMPAIRMENT OF LONG-LIVED ASSETS

    HKS evaluates the recoverability of its property and equipment and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of, ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairments were required to be recognized during the year ended December 31, 1998, the period from January 1, 1999 to March 9, 1999 or the period from March 10, 1999 to September 30, 1999.

                          HELL'S KITCHEN SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

    HKS's revenue is derived from software licenses as well as related support and maintenance and consulting services. The Company adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP No. 98-4 effective January 1, 1998. The adoption did not have a material effect on the timing of the Company's revenue recognition or cause changes to its revenue recognition policies.

    Revenue from software licenses is recognized when there is evidence of an arrangement, the product has been shipped, fees are fixed and determinable, and collection of the related receivable is probable. Support and maintenance revenue, which is included in services and other revenue, is deferred and recognized ratably over the service period which is typically twelve months. When software and services are sold under one contract, revenue is allocated to each element based on their respective fair values, with these fair values being determined using the price charged when that element is sold separately. Consulting revenue, which is included in services and other revenue, is recognized as the related consulting services are performed which generally take less than one week to complete.

STOCK-BASED COMPENSATION

    The Company accounts for stock based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") which states that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company's common stock on the grant date. In the event that stock options are granted with an exercise price below the estimated fair value of the Company's common stock at the grant date, the difference between the fair value of the Company's common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. Management of the Company believes that all stock options which have been issued by the Company to date have been issued with an exercise price equal to the fair value of the Company's common stock on the date of the grant. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") which requires compensation expense to be disclosed, based on the fair value of the options granted at the date of the grant.

SALES AND MARKETING EXPENSES

    Sales and marketing expenses consist of costs, including salaries and sales commissions, of all personnel involved in the sales process. Sales and marketing expenses also include costs of advertising, trade shows and certain indirect costs. Advertising expense totaled $23,624 for the year ended December 31, 1998, $0 for the period from January 1, 1999 to March 9, 1999 and $23,362 for the period from March 10, 1999 to September 30, 1999. All advertising costs are expensed as incurred.

SOFTWARE AND WEB SITE DEVELOPMENT COSTS

    Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be

                          HELL'S KITCHEN SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sold, Leased or Otherwise Marketed." Under this standard, capitalization of software development costs begins upon the establishment of technological feasibility and ceases upon general release of the product, subject to net realizable value considerations. To date, the period between achieving technological feasibility and the general availability of such software has substantially coincided; therefore, no software development costs have been capitalized.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA"), issued Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP No. 98-1"), which provides guidance regarding when software developed or obtained for internal use should be capitalized. The Company adopted SOP No. 98-1 effective January 1, 1999 and accounts for its web site development costs in accordance with SOP No. 98-1. The adoption of SOP
No. 98-1 did not have a material impact on the Company's financial position or results of operations.

INCOME TAXES

    The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CONCENTRATION OF CREDIT RISK

    The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on credit evaluations.

    All of the Company's software licensing and services and other revenue are from sales transactions originating in the United States.

CASH FLOW INFORMATION

    The Company acquired property and equipment through the assumption of capital lease obligations amounting to $4,492 for the year ended December 31, 1998, $1,811 for the period from January 1, 1999 to March 9, 1999 and $1,588 for the period from March 10, 1999 to September 30, 1999.

SEGMENT REPORTING

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company adopted SFAS 131 effective for its year ended
December 31, 1998. The Company has determined that it did not have any separately reportable operating segments as of December 31, 1998, March 9, 1999 and September 30, 1999.

                          HELL'S KITCHEN SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME (LOSS)

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 is effective for financial statements for fiscal years beginning after December 15, 1997. Its adoption on January 1, 1998 did not impact the Company's financial position, results of operations, or cash flows as the Company had no items of other comprehensive income during the year ended December 31, 1998, the period from January 1, 1999 to March 9, 1999 or the period from March 10, 1999 to
September 30, 1999.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000, with earlier application encouraged. The Company does not currently use derivative instruments and therefore does not expect that the adoption of SFAS 133 will have any impact on its financial position or results of operations.

    In December 1998, the AICPA issued Statement of Position No. 98-9, "Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP No. 98-9"). SOP No. 98-9 amends SOP 97-2 to require recognition of revenue using the "residual method" in circumstances outlined in the SOP. Under the residual method, revenue is recognized as follows: (1) the total fair value of undelivered elements, as indicated by Vendor Specific Objective Evidence ("VSOE") is deferred and subsequently recognized in accordance with the relevant sections of SOP No. 97-2 and (2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. SOP
No. 98-9 is effective for transactions entered into in fiscal years beginning after March 15, 1999. Also, the provisions of SOP 97-2 that were deferred by SOP 98-4 will continue to be deferred until the date SOP No. 98-9 becomes effective. The Company does not expect that the adoption of SOP 98-9 will have a significant impact on the Company's results of operations or financial position.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments, which are comprised primarily of cash in demand deposit accounts and accounts payable, are carried at cost which approximates their fair market value at December 31, 1998, March 9, 1999 and September 30, 1999.

                          HELL'S KITCHEN SYSTEMS, INC.

4. PROPERTY AND EQUIPMENT, NET

    The Company's property and equipment consisted of the following:

                                                   DECEMBER 31,     MARCH 9,  |  SEPTEMBER 30,
                                                      1998            1999    |     1999
                                                      -------        -------  |     -------
                                                                              |
Equipment........................................     $75,007        $76,818  |     $36,817
Computer software................................      12,425         12,425  |          --
                                                      -------        -------  |     -------
                                                       87,432         89,243  |      36,817
Less: accumulated depreciation...................     (52,663)       (54,996) |      (8,667)
                                                      -------        -------  |     -------
                                                      $34,769        $34,247  |     $28,150
                                                      =======        =======  |     =======

5. GOODWILL, NET

    The Company's goodwill consisted of the following:

                                                   DECEMBER 31,     MARCH 9,  |  SEPTEMBER 30,
                                                      1998            1999    |     1999
                                                     ---------      --------- |     --------
                                                                              |
Goodwill.........................................    $      --      $    --   |     $702,575
Less: accumulated amortization...................           --           --   |     (126,854)
                                                     ---------      --------- |     --------
                                                     $      --      $    --   |     $575,721
                                                     =========      ========= |     ========

6. ACCRUED EXPENSES

    Accrued expenses were comprised of the following:

                                                   DECEMBER 31,     MARCH 9,  |  SEPTEMBER 30,
                                                      1998            1999    |     1999
                                                      -------        -------  |     -------
                                                                              |
Payroll..........................................     $ 3,324        $33,948  |     $13,589
Taxes............................................       4,772          5,626  |      10,207
Legal............................................          --             --  |      21,527
Other............................................       3,208          2,300  |       2,808
                                                      -------        -------  |     -------
                                                      $11,304        $41,874  |     $48,131
                                                      =======        =======  |     =======

7. INCOME TAXES

    There is no current income tax provision or benefit for the year ended December 31, 1998, the period from January 1, 1999 to March 9, 1999 or the period from March 10, 1999 to September 30, 1999 because the Company has generated net operating losses since inception.

                          HELL'S KITCHEN SYSTEMS, INC.

7. INCOME TAXES (CONTINUED)

    Significant components of the Company's deferred tax assets and liabilities at December 31, 1998, March 9, 1999 and September 30, 1999 consisted of the following:

                                                   DECEMBER 31,     MARCH 9,  |  SEPTEMBER 30,
                                                      1998            1999    |     1999
                                                      --------      --------  |     --------
                                                                              |
Net operating loss carryforwards.................     $170,097      $198,361  |     $335,414
  Total deferred tax assets......................      170,097       198,361  |      335,414
Valuation allowance for deferred tax assets......     (170,097)     (198,361) |     (335,414)
                                                      --------      --------  |     --------
  Net deferred tax assets........................     $     --      $     --  |     $     --
                                                      ========      ========  |     ========

    At December 31, 1998, March 9, 1999 and September 30, 1999, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in the valuation allowance during 1998, the period from January 1, 1999 to March 9, 1999 and the period from March 10, 1999 to September 30, 1999 resulted from the net operating losses generated.

    As of December 31, 1998, March 9, 1999 and September 30, 1999, the Company had Federal and state net operating loss carryforwards of approximately $420,000, $489,000 and $826,000, respectively. The net operating loss carryforwards expire in various amounts starting in 2009 and 2001 for Federal and state tax purposes, respectively. The utilization of the Federal net operating loss carryforward may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code. If the Company's utilization of its net operating loss carryforwards is limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a Federal income tax liability even though its net operating loss carryforwards exceed its taxable income.

    Taxes computed at the statutory Federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

                                                           PERIOD FROM     |    PERIOD FROM
                                          YEAR ENDED       JANUARY 1, 1999 |   MARCH 10, 1999
                                          DECEMBER 31,     TO MARCH 9,     |   TO SEPTEMBER 30,
                                             1998              1999        |       1999
                                            ---------          --------    |       ---------
                                                                           |
Effective rate..........................            0%                0%   |               0%
United States Federal tax at statutory                                     |
  rate..................................    $(100,184)         $(23,674)   |       $(155,926)
State taxes (net of Federal benefit)....      (19,310)           (4,590)   |         (22,262)
Change in valuation allowance...........      118,884            28,264    |         137,053
Non-deductible items....................          610                --    |          41,135
                                            ---------          --------    |       ---------
Provision for income taxes..............    $      --          $     --    |       $      --
                                            =========          ========    |       =========

8. STOCKHOLDER RECEIVABLES

    Stockholder receivables consist of amounts due from stockholders for the purchase of 2,834 shares of common stock in August and September 1999. The total receivable of $2,757 was repaid in December 1999.

                          HELL'S KITCHEN SYSTEMS, INC.

9. CAPITAL STOCK

    The Company has authorized 2,000,000 shares of common stock with no par value per share. Holders of these shares have one vote per share.

    Prior to the merger of HKS into Heureka Management Corporation ("Heureka") on March 10, 1999 (the "Effective Date"), no shares of HKS were legally issued. The cash and other contributions to HKS were instead accounted for as capital stock with no related share amounts. In conjunction with the merger, individuals that had contributed capital to HKS were granted a total of 690,950 shares with a fair value of $1 per share in the surviving corporation, Heureka. Heureka changed its name to Hell's Kitchen Systems, Inc., a Pennsylvania Corporation, in conjunction with the transaction.

    The transaction was accounted for as a purchase. At the Effective Date, each share of common stock in HKS (690,950 shares) and each share of common stock in Heureka (407,803 shares) converted into one share of the surviving corporation (a total of 1,098,753 shares). The total purchase price paid by Heureka was $746,762, including assumption of liabilities of HKS at the date of the acquisition. In connection with the merger, approximately $43,000 in tangible assets were acquired and $703,000 of goodwill was created, which will be amortized over a period of 3 years.

    During the period from March 10, 1999 to September 30, 1999, the Company sold 243,345 shares common stock to a number of investors at prices ranging from $1.00 to $1.50 per share.

10. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

    During the period from March 10, 1999 to September 30, 1999 the Company granted stock options for the purchase of a total of 74,500 shares to employees at an exercise price of $1.00 and options for the purchase of a total of 5,500 shares to employees at an exercise price of $1.50. No options were granted prior to March 10, 1999.

    All options granted during the period from March 10, 1999 to September 30, 1999 were granted with an exercise price equal to or greater than the fair value of the underlying common stock on the grant date, as determined by the board of directors. All options granted were immediately vested. The fair value of each option is estimated on the grant date using the minimum value method with the following assumptions during the period ended September 30, 1999: risk free interest of 5.63%, expected life of 2 years, dividend yield of 0%, and a volatility factor 0%. The weighted average fair value of options granted during the period from March 10, 1999 to September 30, 1999 was $0.11.

    The following table summarizes information about the Company's stock options outstanding at September 30, 1999:

                OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
  ------------------------------------------------   ------------------------
                            WEIGHTED
                            AVERAGE
         NUMBER           CONTRACTUAL    EXERCISE       NUMBER      EXERCISE
       OUTSTANDING            LIFE         PRICE     EXERCISABLE      PRICE
  ---------------------   ------------   ---------   ------------   ---------
         74,500                5           $1.00        74,500        $1.00
          5,500                5           $1.50         5,500        $1.50

                          HELL'S KITCHEN SYSTEMS, INC.

10. STOCK OPTIONS AND WARRANTS (CONTINUED)

    The Company applies APB No. 25 and related interpretations in accounting for the options. Had compensation costs for the options been determined based on the fair value at the grant dates for awards consistent with the methods of SFAS
No. 123, the Company's net loss would be $467,193 for the period from March 10, 1999 to September 30, 1999. The Company did not grant any stock options or warrants during the year ended December 31, 1998 or the period from January 1, 1999 to March 9, 1999 and, therefore, no pro forma disclosure for these years is provided.

11. COMMITMENTS AND CONTINGENCIES

    As of September 30, 1999, the Company has leased office space and certain equipment under various noncancelable operating and capital leases. Future minimum payments required under the operating and capital leases at September 30, 1999 are as follows:

                                                              OPERATING    CAPITAL
                                                                LEASES      LEASES
                                                              ----------   --------
Remaining 1999..............................................   $ 6,425      $  591
2000........................................................    28,838       2,362
2001........................................................     2,438       2,362
2002........................................................       813       2,362
2003........................................................        --       2,075
                                                               -------      ------
Total minimum lease payments................................   $38,514       9,752
                                                               =======
Less amount representing interest (at rates ranging from 14%
  to 17.25%)................................................                 2,607
                                                                            ------
Present value of net minimum lease payments.................                 7,145
Less current portion........................................                 1,267
                                                                            ------
Long-term portion...........................................                $5,878
                                                                            ======

    Rent expense under operating leases during the year ended December 31, 1998, the period from January 1, 1999 to March 9, 1999 and the period from March 10, 1999 to September 30, 1999 was $18,000, $5,000 and $13,000, respectively.

    The gross amount of equipment and related accumulated depreciation recorded under capital leases and included in property and equipment was as follows:

                                                   DECEMBER 31,     MARCH 9,    SEPTEMBER 30,
                                                      1998           1999          1999
                                                       ------        ------         ------
Equipment........................................      $4,492        $6,303         $7,891
Less accumulated depreciation....................          --           (75)        (1,857)
                                                       ------        ------         ------
                                                       $4,492        $6,228         $6,034
                                                       ======        ======         ======

12. SUBSEQUENT EVENT (UNAUDITED)

    In January 2000, HKS was acquired by Red Hat, Inc. ("Red Hat"). The Company exchanged all their outstanding stock and stock options for up to 796,670 shares of Red Hat's common stock. This acquisition was accounted for using the purchase method of accounting in accordance with APB No. 16 as 318,668 of the shares to be issued to the HKS shareholders is

                          HELL'S KITCHEN SYSTEMS, INC.

12. SUBSEQUENT EVENT (UNAUDITED) (CONTINUED)

contingent upon continued employment with Red Hat by certain employees of HKS for a period of up to three years after the date of the acquisition and upon the HKS business achieving certain performance targets.